  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2015

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 12, 2015, the Company convened the Special Meeting, at which the stockholders approved a proposal to adjourn the Special Meeting to a later date. A total of 5,275,015 votes were cast in person or by proxy. The voting results were as follows:

Votes For	Votes Against	Abstentions
4,598,665	676,350	0

Item 8.01	Other Events.

On November 12, 2015, Global Defense & National Security Systems, Inc. (the “Company”) issued a press release announcing that it convened and then adjourned, without conducting any business, its special meeting in lieu of the 2015 annual meeting of stockholders (the “Special Meeting”) until Friday, November 13, 2015 at 9:00 a.m. Eastern Time, at which time the Company’s stockholders will vote on the proposals to be considered at such special meeting, including the Company’s proposed business combination with STG Group, Inc. (“STG”). The Special Meeting will still be held at 2000 Pennsylvania Avenue, N.W. Suite 6000, Washington, D.C. 20006. The press release is included as Exhibit 99.1 hereto.

Additional Information About the Transaction and Where to Find It

In connection with the transaction between the Company and STG pursuant to the Stock Purchase Agreement, dated as of June 8, 2015, by and among the Company, STG, the stockholders of STG, and Simon Lee as Stockholders’ Representative, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 22, 2015. The Company also filed a preliminary proxy statement with the SEC on November 2, 2015 for its proposal to amend and restate its amended and restated certificate of incorporation to extend the amount of time it has to complete the business combination from 25 months to 26 months (the “Extension Proposal”) and will file a definitive proxy statement. Investors are urged to read the preliminary proxy statement for the Extension Proposal and the definitive proxy statement for the proposed transaction and the Extension Proposal when it becomes available (including all amendments and supplements), because they contain important information. Investors may obtain free copies of these proxy statements, as well as other filings containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov). The definitive proxy statement for the proposed transaction has been, and the definitive proxy statement for the Extension Proposal will be, mailed to stockholders of the Company after a record date to be established for voting upon the proposed transaction and Extension Proposal, respectively. These documents may also be obtained for free from the Company’s Investor Relations web site (http://investor.gdef.com/) or by directing a request to the Company at: Global Defense & National Security Systems, Inc., 11921 Freedom Drive, Suite 550, Two Fountain Square, Reston, VA 20190.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders. Information about the Company’s executive officers and directors is set forth in its Annual Report on Form 10-K, which was filed with the SEC on March 25, 2015. Investors may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the transaction by reading the preliminary proxy statement regarding the transaction, which has been filed with the SEC, and the definitive proxy statement regarding the transaction, which will be filed with the SEC.

Forward Looking Statements

This written communication contains forward-looking statements that involve risks and uncertainties, including risks and uncertainties concerning the Company’s proposed Business Combination, STG’s expected financial performance, as well as STG’s strategic and operational plans. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination transaction will not close or that the closing may be delayed; the reaction of customers to the transaction; general economic conditions; the possibility that the Company may be unable to obtain stockholder approval as required for the transaction or that the other conditions to the closing of the transaction may not be satisfied; the transaction may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. The Company is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

99.1	Press Release, dated November 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By:	/s/ Frederic Cassis
Name:	Frederic Cassis
Title:	Secretary

Date: November 12, 2015

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release, dated November 12, 2015